Exhibit 99.1

Bulldog Technologies Announces Expansion of Distribution Network in Latin America

Expanded VAR Network Provides Representation in Chile, Venezuela, Mexico, and Ecuador

RICHMOND, British Columbia, April 6, 2006 -- Bulldog Technologies Inc. (OTC BB: BLLD), a leading provider of wireless security solutions and sensor networks that monitor, track and secure assets in the global supply chain, today announced the addition of three (3) Value Added Resellers (“VAR”) who will represent the Company in key Latin American territories. The Company’s expanding Latin America distribution network now includes representation by four (4) VAR’s in the territories of Chile, Venezuela, Mexico and Ecuador. Our VAR’s in Latin America will represent the Company’s suite of Bulldog Online Security Solutions (BOSSTM) cargo security and tracking devices. The initial emphasis will be on the distribution of the Company’s RoadBOSS GTS Wireless Security Seal, a GPS location device, using an ultra sensitive GPS receiver coupled with GSM/GPRS cellular communications, which gives instant remote notification of seal tampering and potential cargo loss to remote users.

Mr. John M. Cockburn, President and CEO of Bulldog Technologies, stated, “We believe Latin America represents an important market which could benefit from Bulldog’s cargo security solutions. The United Nations Conference on Trade and Development review of Maritime Transport 2005 indicated that the value of imports and exports for Latin American countries and the Caribbean has increased from approximately $660 billion in 2002 to over $850 billion dollars in 2004, an approximate increase of 29%. In executing our distribution strategy, we have focused on VAR’s having key political and business relationships within key Latin American countries to facilitate the adoption and distribution of our products in these countries. Bulldog’s VAR’s are carefully screened to ensure they have the necessary infrastructure, resources, technical capabilities and financial stability to promote, support and maintain our products in their assigned territories. Our Ecuadorian VAR has already turned in positive results as evidenced by the recent purchase order for $1.4 million of RoadBOSS GTS products. We look forward to working with all of our Latin American VAR’s in executing our distribution strategy and will continue to seek qualified VAR’s in Latin America, Europe, and North America to further penetrate the expanding global need for cargo security solutions.”

About Bulldog Technologies

Bulldog designs, engineers, manufactures and distributes its patented and FCC-certified wireless Bulldog Online Security Solutions (BOSSTM) cargo security and tracking devices. BOSS products are used by our customers to protect, manage and recover cargo in their supply chains. With RFID added to our existing technology, Bulldog is uniquely positioned to be one of the leaders in worldwide cargo security solutions. The Company has the ability to offer substantial assistance to corporations, governments and law enforcement agencies in maintaining the integrity and trackability of cargo and containers as they enter or exit sovereign territory, are processed and re-distributed to final destinations. The Company’s vision is "to provide unique and innovative wireless cargo security solutions for the transportation and container industry," aiming to contribute in the reduction of the $50 billion in reported cargo theft annually.

For further details on the Company and its products, please visit the Company’s website at www.bulldog-tech.com

This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.

Press Contact:

Bulldog Technologies Inc.
Jan Roscovich
(604) 271-8656
jroscovich@bulldog-tech.com